Press Release
TechnipFMC Announces First Quarter 2023 Results

•Subsea inbound orders of $2.5 billion; book-to-bill of 1.8
•iEPCI™ represented more than 50% of Subsea inbound orders
•Total Company backlog increased 13% sequentially to $10.6 billion
•Repurchased $50 million of shares; $150 million of buyback program completed

NEWCASTLE & HOUSTON, April 27, 2023 — TechnipFMC plc (NYSE: FTI) (the “Company” or “TechnipFMC”) today reported first quarter 2023 results.
Summary Financial Results from Continuing Operations
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions, except per share amounts)	Mar. 31, 2023	Dec. 31, 2022	Mar. 31, 2022	Sequential	Year-over-Year
Revenue	$1,717.4	$1,694.4	$1,555.8	1.4%	10.4%
Income (loss)	$0.4	$(26.7)	$(42.3)	n/m	n/m
Income (loss) margin	0.0%	(1.6%)	(2.7%)	n/m	n/m
Diluted earnings (loss) per share	$0.00	$(0.06)	$(0.09)	n/m	n/m

Adjusted EBITDA	$157.5	$120.9	$153.5	30.3%	2.6%
Adjusted EBITDA margin	9.2%	7.1%	9.9%	210 bps	(70 bps)
Adjusted income (loss)	$1.0	$(20.7)	$(13.0)	n/m	n/m
Adjusted diluted earnings (loss) per share	$0.00	$(0.05)	$(0.03)	n/m	n/m

Inbound orders	$2,858.9	$1,842.5	$2,184.9	55.2%	30.8%
Backlog	$10,607.4	$9,353.0	$8,894.1	13.4%	19.3%
n/m - not meaningful
Total Company revenue in the first quarter was $1,717.4 million. Income from continuing operations attributable to TechnipFMC was $0.4 million. These results included after-tax restructuring and other charges totaling $0.6 million (Exhibit 6).
Adjusted income from continuing operations was $1 million, or $0.00 per diluted share (Exhibit 6).
Adjusted EBITDA, which excludes pre-tax charges and credits, was $157.5 million; adjusted EBITDA margin was 9.2 percent (Exhibit 7).
Included in total Company results was a foreign exchange gain of $2.1 million, or $3.5 million after-tax. When excluding the impact of foreign exchange, loss from continuing operations was $3.1 million and adjusted EBITDA was $155.4 million.

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Doug Pferdehirt, Chair and CEO of TechnipFMC, stated, “We had solid operational performance in the quarter, as both Subsea and Surface Technologies successfully delivered on the commitments we made in February. Total Company revenue was $1.7 billion, with adjusted EBITDA of $155 million when excluding foreign exchange.”
“We had a strong start to the year with total Company inbound orders of $2.9 billion, driving sequential growth in backlog to $10.6 billion. Orders were driven by robust Subsea inbound of $2.5 billion, which represented a book-to-bill of 1.8. This included a large, iEPCI™ project that received final investment decision in the first quarter. The project will be announced by the customer in the near future.”
Pferdehirt continued, “I want to emphasize the quality of the inbound in the quarter. iEPCI™ represented more than half of our Subsea orders, and when combined with Subsea Services and all other direct awards, represented 70% of total inbound. Given the high quality of the opportunities we are pursuing today and the strength of the broader market, we are confident that the first quarter is not the quarterly peak for iEPCI™ inbound in 2023.”
“We are experiencing a record level of integrated FEED (iFEED™) activity. This is notable as iFEED™ often leads to a direct award for the iEPCI™ execution phase of the project. We continue to expect iEPCI™ to post record inbound in 2023 and to be a strong contributor to the more than $8 billion of Subsea orders we expect for the full year.”
Pferdehirt added, “We are confident in our ability to execute in this period of growth as iEPCI™, Subsea 2.0™ and our vessel ecosystem together enable a differentiated approach to subsea projects. These transformational elements have reshaped our company, driving simplification and industrialization that reduce project complexity and risk. Our improved commercial success is a direct result of our customers’ confidence in our ability to successfully deliver their projects.”
Pferdehirt concluded, “Our journey is not predicated on the market recovery. It reflects the fundamental changes we have made to our business that are already providing tangible benefits today through unique market visibility, improved commercial success and enhanced operational insight. I am confident these changes will continue to drive improved results for our company in the future.”

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Operational and Financial Highlights

Subsea

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Mar. 31, 2023	Dec. 31, 2022	Mar. 31, 2022	Sequential	Year-over-Year
Revenue	$1,387.6	$1,342.5	$1,289.1	3.4%	7.6%
Operating profit	$66.8	$61.5	$54.0	8.6%	23.7%
Operating profit margin	4.8%	4.6%	4.2%	20 bps	60 bps
Adjusted EBITDA	$141.9	$140.1	$129.0	1.3%	10.0%
Adjusted EBITDA margin	10.2%	10.4%	10.0%	(20 bps)	20 bps

Inbound orders	$2,536.5	$1,515.9	$1,893.6	67.3%	34.0%
Backlog[1,2,3]	$9,395.3	$8,131.5	$7,741.3	15.5%	21.4%

Estimated Consolidated Backlog Scheduling (In millions)	Mar. 31, 2023
2023 (9 months)	$3,340
2024	$3,898
2025 and beyond	$2,157
Total	$9,395
[1] Backlog as of March 31, 2023 was increased by a foreign exchange impact of $107 million.
[2] Backlog does not capture all revenue potential for Subsea Services.
[3] Backlog as of March 31, 2023 does not include total Company non-consolidated backlog of $411 million.

Subsea reported first quarter revenue of $1,387.6 million, an increase of 3.4 percent from the fourth quarter. Revenue improved sequentially largely due to an increase in project activity in Brazil and the Gulf of Mexico, partially offset by lower activity in Asia Pacific. Services activity continued to be impacted by seasonal factors.
Subsea reported an operating profit of $66.8 million, an increase of 8.6 percent from the fourth quarter. Sequential operating results increased primarily due to a $4.6 million reduction in restructuring and other charges and credits.
Subsea reported adjusted EBITDA of $141.9 million. Adjusted EBITDA increased by 1.3 percent when compared to the fourth quarter, benefiting from higher revenue. Adjusted EBITDA margin decreased 20 basis points to 10.2 percent.

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Subsea inbound orders were $2,536.5 million for the quarter. Book-to-bill was 1.8. The following awards were announced and included in the period:
•Aker BP Utsira High iEPCI™ Development (Norway)
Large* integrated Engineering, Procurement, Construction, and Installation (iEPCI™) contract by Aker BP for its Utsira High development. The contract brings together projects that will tie back to the Ivar Aasen and Edvard Grieg production platforms. TechnipFMC will engineer, procure, construct, and install the subsea production systems, controls, pipelines, and umbilicals for the development, which is Aker BP’s first iEPCI™ project. It follows a two-year integrated front-end engineering and design (iFEED™) study to optimize field layout.
*A “large” contract is between $500 million and $1 billion.
•Equinor Irpa Development (Norway)
Significant* contract for subsea production systems by Equinor for its Irpa oil and gas development on the Norwegian Continental Shelf. Awarded under the companies’ framework agreement, the contract covers the supply and installation of subsea trees, control systems, structures, and connections, as well as tooling.
*A “significant” contract is between $75 million and $250 million.
•Equinor Verdande Project (Norway)
Significant* contract for the subsea production system for Equinor’s Verdande project on the Norwegian Continental Shelf. Awarded under TechnipFMC’s framework agreement with Equinor, the contract covers the complete subsea production system including subsea trees and structures, control systems, connections, tooling, and installation support.
*A “significant” contract is between $75 million and $250 million.
•Azule Energy Agogo Project (Angola)
Substantial* contract to supply flexible pipe for Azule Energy’s Agogo Integrated West Hub Development Project, offshore Angola. The contract is one of TechnipFMC’s largest ever awards for flexible pipe in West Africa, and covers the engineering, procurement, and supply of jumpers, flowlines, risers, and all associated ancillary equipment. The flexible pipe will connect the new Agogo facility to the subsea production systems. Azule Energy, a bp and Eni company, is the operator of Block 15/06 in Angola offshore, partnering with Sonangol P&P and SSI Fifteen Limited.
*A “substantial” contract is between $250 million and $500 million.

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Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Mar. 31, 2023	Dec. 31, 2022	Mar. 31, 2022	Sequential	Year-over-Year
Revenue	$329.8	$351.9	$266.7	(6.3%)	23.7%
Operating profit	$22.4	$25.6	$3.7	(12.5%)	505.4%
Operating profit margin	6.8%	7.3%	1.4%	(50 bps)	540 bps
Adjusted EBITDA	$40.3	$44.4	$22.0	(9.2%)	83.2%
Adjusted EBITDA margin	12.2%	12.6%	8.2%	(40 bps)	400 bps

Inbound orders	$322.4	$326.6	$291.3	(1.3%)	10.7%
Backlog	$1,212.1	$1,221.5	$1,152.8	(0.8%)	5.1%

Surface Technologies reported first quarter revenue of $329.8 million, a decrease of 6.3 percent from the fourth quarter. Revenue decreased sequentially primarily due to lower international activity, which was impacted by the timing of backlog conversion.
Surface Technologies reported operating profit of $22.4 million. Operating profit decreased sequentially primarily due to lower international activity, offset in part by cost savings.
Surface Technologies reported adjusted EBITDA of $40.3 million. Adjusted EBITDA decreased by 9.2 percent when compared to the fourth quarter. Results decreased due to the same factors that impacted operating profit. Adjusted EBITDA margin decreased 40 basis points to 12.2 percent.
Inbound orders for the quarter were $322.4 million, a modest decrease of 1.3 percent sequentially. Backlog ended the period at $1,212.1 million.

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Corporate and Other Items (three months ended, March 31, 2023)
Corporate expense was $27.4 million.
Foreign exchange gain was $2.1 million.
Net interest expense was $18.7 million.
The provision for income taxes was $37.4 million.
Total depreciation and amortization was $93 million.
Cash required by operating activities from continuing operations was $386.2 million. Capital expenditures were $57.3 million. Free cash flow from continuing operations was $(443.5) million (Exhibit 9).
The Company ended the period with cash and cash equivalents of $522.3 million; net debt was $868.4 million (Exhibit 8).
During the quarter, the Company repurchased 3.4 million of its ordinary shares for total consideration of $50 million. Since the authorization of the $400 million share repurchase program, the Company has repurchased 13.4 million shares for total consideration of $150 million.

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2023 Full-Year Financial Guidance1
The Company’s full-year guidance for 2023 can be found in the table below. No updates were made to the previous guidance that was issued on February 23, 2023.

2023 Guidance (As of February 23, 2023)

Subsea	Surface Technologies
Revenue in a range of $5.9 - 6.3 billion	Revenue in a range of $1.3 - 1.45 billion

Adjusted EBITDA margin in a range of 12.5 - 13.5%	Adjusted EBITDA margin in a range of 12 - 14%

TechnipFMC
Corporate expense, net $100 - 110 million
(includes depreciation and amortization of ~$5 million; excludes charges and credits)

Net interest expense $100 - 110 million

Tax provision, as reported $155 - 165 million

Capital expenditures approximately $250 million

Free cash flow[2] $225 - 375 million

1 Our guidance measures of adjusted EBITDA, adjusted EBITDA margin, free cash flow, free cash flow conversion and adjusted corporate expense, net are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.
2 Free cash flow is calculated as cash flow from operations less capital expenditures.

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Teleconference
The Company will host a teleconference on Thursday, April 27, 2023 to discuss the first quarter 2023 financial results. The call will begin at 1:30 p.m. London time (8:30 a.m. New York time). Webcast access and an accompanying presentation can be found at www.TechnipFMC.com.
An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

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###
About TechnipFMC

TechnipFMC is a leading technology provider to the traditional and new energy industries; delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

Organized in two business segments — Subsea and Surface Technologies — we will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI™, iFEED™ and iComplete™), technology leadership and digital innovation.

Each of our approximately 20,000 employees is driven by a commitment to our clients’ success, and a culture of strong execution, purposeful innovation, and challenging industry conventions.

TechnipFMC uses its website as a channel of distribution of material company information. To learn more about how we are driving change in the industry, go to www.TechnipFMC.com and follow us on Twitter @TechnipFMC.

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements usually relate to future events, market growth and recovery, growth of our new energies business and anticipated revenues, earnings, cash flows, or other aspects of our operations or operating results. Forward-looking statements are often identified by words such as “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs, and assumptions concerning future developments and business conditions and their potential effect on us. While management believes these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause future results to differ materially from our historical experience and our present expectations or projections, including unpredictable trends in the demand for and price of crude oil and natural gas; competition and unanticipated changes relating to competitive factors in our industry, including ongoing industry consolidation; the COVID-19 pandemic and any resurgence thereof; our inability to develop, implement and protect new technologies and services and intellectual property related thereto, including new technologies and services for our New Energy business; the cumulative loss of major contracts, customers or alliances and unfavorable credit and commercial terms of certain contracts; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; the refusal of DTC to act as depository agency for our shares; the impact of our existing and future indebtedness and the restrictions on our operations by terms of the agreements governing our existing indebtedness; the risks caused by our acquisition and divestiture activities; additional costs or risks from increasing scrutiny and expectations regarding ESG matters; uncertainties related to our investments in New Energy business; the risks caused by fixed-price contracts; our failure to timely deliver our backlog; our reliance on subcontractors, suppliers and our joint venture partners; a failure or breach of our IT infrastructure or that of our subcontractors, suppliers or joint venture partners, including as a result of cyber-attacks; risks of pirates endangering our maritime employees and assets; any delays and cost overruns of new capital asset construction projects for vessels and manufacturing facilities; potential liabilities inherent in the industries in which we operate or have operated; our failure to comply with existing and future laws and regulations, including those related to

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environmental protection, climate change, health and safety, labor and employment, import/export controls, currency exchange, bribery and corruption, taxation, privacy, data protection and data security; the additional restrictions on dividend payouts or share repurchases as an English public limited company; uninsured claims and litigation against us; tax laws, treaties and regulations and any unfavorable findings by relevant tax authorities; potential departure of our key managers and employees; adverse seasonal and weather conditions and unfavorable currency exchange rates; risk in connection with our defined benefit pension plan commitments; and our inability to obtain sufficient bonding capacity for certain contracts, and other risks as discussed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our other reports subsequently filed with the Securities and Exchange Commission.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor relations

Matt Seinsheimer
Senior Vice President, Investor Relations and Corporate Development
Tel: +1 281 260 3665
Email: Matt Seinsheimer

James Davis
Director, Investor Relations
Tel: +1 281 260 3665
Email: James Davis
Media relations Catie Tuley Director, Public Relations Tel: +1 281 591 5405 Email: Catie Tuley David Willis Senior Manager, Public Relations Tel: +44 7841 492988 Email: David Willis

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Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	(Unaudited)
	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

Revenue	$1,717.4	$1,694.4	$1,555.8
Costs and expenses	1,666.4	1,665.3	1,545.4
	51.0	29.1	10.4

Other income (expense), net	12.9	(7.0)	46.2
Loss from investment in Technip Energies	—	—	(28.5)

Income before net interest expense and income taxes	63.9	22.1	28.1
Net interest expense	(18.7)	(28.4)	(33.9)

Income (loss) before income taxes	45.2	(6.3)	(5.8)
Provision for income taxes	37.4	14.4	28.5

Income (loss) from continuing operations	7.8	(20.7)	(34.3)
Net (income) from continuing operations attributable to non-controlling interests	(7.4)	(6.0)	(8.0)
Income (loss) from continuing operations attributable to TechnipFMC plc	0.4	(26.7)	(42.3)

Loss from discontinued operations	—	(10.6)	(19.4)
Net income (loss) attributable to TechnipFMC plc	$0.4	$(37.3)	$(61.7)

Earnings (loss) per share from continuing operations
Basic and diluted	$0.00	$(0.06)	$(0.09)

Earnings (loss) per share from discontinued operations
Basic and diluted	$0.00	$(0.02)	$(0.04)

Earnings (loss) per share attributable to TechnipFMC plc
Basic and diluted	$0.00	$(0.08)	$(0.13)

Weighted average shares outstanding:
Basic	442.1	444.6	451.1
Diluted	455.0	444.6	451.1

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Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions)

	(Unaudited)
	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Segment revenue
Subsea	$1,387.6	$1,342.5	$1,289.1
Surface Technologies	329.8	351.9	266.7
Total segment revenue	$1,717.4	$1,694.4	$1,555.8

Segment operating profit
Subsea	$66.8	$61.5	$54.0
Surface Technologies	22.4	25.6	3.7
Total segment operating profit	89.2	87.1	57.7

Corporate items
Corporate expense (1)	$(27.4)	$(28.0)	$(29.5)
Net interest expense	(18.7)	(28.4)	(33.9)
Loss from investment in Technip Energies	—	—	(28.5)
Foreign exchange gains (losses)	2.1	(37.0)	28.4
Total corporate items	(44.0)	(93.4)	(63.5)

Income (loss) before income taxes (2)	$45.2	$(6.3)	$(5.8)

(1)    Corporate expense primarily includes corporate staff expenses, share-based compensation expenses, and other employee benefits.
(2)    Includes amounts attributable to non-controlling interests.

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Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended
Inbound Orders (1)	March 31,	December 31,	March 31,
	2023	2022	2022

Subsea	$2,536.5	$1,515.9	$1,893.6
Surface Technologies	322.4	326.6	291.3
Total inbound orders	$2,858.9	$1,842.5	$2,184.9

Order Backlog (2)	March 31, 2023	December 31, 2022	March 31, 2022

Subsea	$9,395.3	$8,131.5	$7,741.3
Surface Technologies	1,212.1	1,221.5	1,152.8
Total order backlog	$10,607.4	$9,353.0	$8,894.1

(1)    Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2)    Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

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Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	March 31, 2023	December 31, 2022

Cash and cash equivalents	$522.3	$1,057.1
Trade receivables, net	1,129.5	966.5
Contract assets, net	1,221.5	981.6
Inventories, net	1,139.4	1,039.7
Other current assets	1,089.2	943.8
Total current assets	5,101.9	4,988.7

Property, plant and equipment, net	2,356.1	2,354.9
Intangible assets, net	694.9	716.0
Other assets	1,424.9	1,384.7
Total assets	$9,577.8	$9,444.3

Short-term debt and current portion of long-term debt	$385.0	$367.3
Accounts payable, trade	1,413.2	1,282.8
Contract liabilities	1,172.6	1,156.4
Other current liabilities	1,286.9	1,367.8
Total current liabilities	4,257.7	4,174.3

Long-term debt, less current portion	1,005.7	999.3
Other liabilities	1,071.7	994.0
TechnipFMC plc stockholders’ equity	3,200.8	3,240.2
Non-controlling interests	41.9	36.5
Total liabilities and equity	$9,577.8	$9,444.3

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Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

(In millions)	Three Months Ended March 31,
	2023	2022
Cash provided (required) by operating activities
Net income (loss)	$7.8	$(53.7)
Net loss from discontinued operations	—	19.4
Adjustments to reconcile income (loss) from continuing operations to cash provided (required) by operating activities
Depreciation and amortization	93.0	95.9
Impairments	—	1.1
Loss from investment in Technip Energies	—	28.5
Income from equity affiliates, net of dividends received	(14.2)	(5.4)
Other non-cash items, net	18.0	52.6
Working capital(1)	(484.8)	(449.9)
Other non-current assets and liabilities, net	(6.0)	(17.9)
Cash required by operating activities	(386.2)	(329.4)

Cash provided (required) by investing activities
Capital expenditures	(57.3)	(27.3)
Proceeds from sale of investment in Technip Energies	—	238.5
Other investing activities	4.5	(7.5)
Cash provided (required) by investing activities	(52.8)	203.7

Cash required by financing activities
Net decrease in short-term debt	(9.2)	(8.0)
Cash settlement for derivative hedging debt	(12.9)	—
Share repurchases	(50.0)	—
Other financing activities	(15.4)	(5.1)
Cash required by financing activities	(87.5)	(13.1)
Effect of changes in foreign exchange rates on cash and cash equivalents	(8.3)	14.4
Change in cash and cash equivalents	(534.8)	(124.4)
Cash and cash equivalents, beginning of period	1,057.1	1,327.4
Cash and cash equivalents, end of period	$522.3	$1,203.0
(1)    Working capital includes receivables, payables, inventories and other current assets and liabilities.

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Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the first quarter 2023 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year or sequential basis against results and measures of respective 2022 periods. Income (loss) from continuing operations attributable to TechnipFMC plc, excluding charges and credits, as well as measures derived from it (including diluted income (loss) per share from continuing operations attributable to TechnipFMC plc, excluding charges and credits); Income before net interest expense and taxes, excluding charges and credits (Adjusted Operating profit); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits (Adjusted EBITDA and Adjusted EBITDA, excluding foreign exchange, net); Adjusted EBITDA margin; Adjusted EBITDA margin, excluding foreign exchange, net; Corporate expense, excluding charges and credits; Foreign exchange, net and other, excluding charges and credits; and net debt, or cash are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended
	March 31, 2023
	Income from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$0.4	$7.4	$37.4	$18.7	$63.9	$93.0	$156.9

Charges and (credits):
Restructuring and other charges	0.6	—	—	—	0.6	—	0.6
Adjusted financial measures	$1.0	$7.4	$37.4	$18.7	$64.5	$93.0	$157.5

Diluted earnings (loss) per share from continuing operations attributable to TechnipFMC plc, as reported	$0.00
Adjusted diluted earnings (loss) per share from continuing operations attributable to TechnipFMC plc	$0.00

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Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	December 31, 2022
	Loss from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense and loss on early extinguishment of debt	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(26.7)	$6.0	$14.4	$28.4	$22.1	$92.8	$114.9

Charges and (credits):
Restructuring and other charges	6.0	—	—	—	6.0	—	6.0
Adjusted financial measures	$(20.7)	$6.0	$14.4	$28.4	$28.1	$92.8	$120.9

Diluted loss per share from continuing operations attributable to TechnipFMC plc, as reported	$(0.06)
Adjusted diluted loss per share from continuing operations attributable to TechnipFMC plc	$(0.05)

	Three Months Ended
	March 31, 2022
	Loss from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense and loss on early extinguishment of debt	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(42.3)	$8.0	$28.5	$33.9	$28.1	$95.9	$124.0

Charges and (credits):
Impairment and other charges	1.1	—	—	—	1.1	—	1.1
Restructuring and other charges	(0.3)	—	0.2	—	(0.1)	—	(0.1)
Loss from Investment in Technip Energies	28.5	—	—	—	28.5	—	28.5
Adjusted financial measures	$(13.0)	$8.0	$28.7	$33.9	$57.6	$95.9	$153.5

Diluted loss per share from continuing operations attributable to TechnipFMC plc, as reported	$(0.09)
Adjusted diluted loss per share from continuing operations attributable to TechnipFMC plc	$(0.03)

TechnipFMC.com	Page 17 of 22

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	March 31, 2023
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net and Other	Total
Revenue	$1,387.6	$329.8	$—	$—	$1,717.4

Operating profit (loss), as reported (pre-tax)	$66.8	$22.4	$(27.4)	$2.1	$63.9

Charges and (credits):
Restructuring and other charges	(0.1)	0.7	—	—	0.6
Subtotal	(0.1)	0.7	—	—	0.6

Adjusted operating profit (loss)	66.7	23.1	(27.4)	2.1	64.5

Depreciation and amortization	75.2	17.2	0.6	—	93.0

Adjusted EBITDA	$141.9	$40.3	$(26.8)	$2.1	$157.5

Foreign exchange, net	—	—	—	(2.1)	(2.1)

Adjusted EBITDA, excluding foreign exchange, net	$141.9	$40.3	$(26.8)	$—	$155.4

Operating profit margin, as reported	4.8%	6.8%			3.7%

Adjusted operating profit margin	4.8%	7.0%			3.8%

Adjusted EBITDA margin	10.2%	12.2%			9.2%

Adjusted EBITDA margin, excluding foreign exchange, net	10.2%	12.2%			9.0%

TechnipFMC.com	Page 18 of 22

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	December 31, 2022
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net and Other	Total
Revenue	$1,342.5	$351.9	$—	$—	$1,694.4

Operating profit (loss), as reported (pre-tax)	$61.5	$25.6	$(28.0)	$(37.0)	$22.1

Charges and (credits):
Restructuring and other charges	4.5	0.8	0.7	—	6.0
Subtotal	4.5	0.8	0.7	—	6.0

Adjusted Operating profit (loss)	66.0	26.4	(27.3)	(37.0)	28.1

Depreciation and amortization	74.1	18.0	0.7	—	92.8

Adjusted EBITDA	$140.1	$44.4	$(26.6)	$(37.0)	$120.9

Foreign exchange, net	—	—	—	37.0	37.0

Adjusted EBITDA, excluding foreign exchange, net	$140.1	$44.4	$(26.6)	$—	$157.9

Operating profit margin, as reported	4.6%	7.3%			1.3%

Adjusted Operating profit margin	4.9%	7.5%			1.7%

Adjusted EBITDA margin	10.4%	12.6%			7.1%

Adjusted EBITDA margin, excluding foreign exchange, net	10.4%	12.6%			9.3%

TechnipFMC.com	Page 19 of 22

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	March 31, 2022
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net and Other	Total
Revenue	$1,289.1	$266.7	$—	$—	$1,555.8

Operating loss, as reported (pre-tax)	$54.0	$3.7	$(29.5)	$(0.1)	$28.1

Charges and (credits):
Impairment and other charges	—	1.1	—	—	1.1
Restructuring and other charges	(3.4)	0.5	2.8	—	(0.1)
Loss from investment in Technip Energies	—	—	—	28.5	28.5
Subtotal	(3.4)	1.6	2.8	28.5	29.5

Adjusted operating profit (loss)	50.6	5.3	(26.7)	28.4	57.6

Depreciation and amortization	78.4	16.7	0.8	—	95.9

Adjusted EBITDA	$129.0	$22.0	$(25.9)	$28.4	$153.5

Foreign exchange, net	—	—	—	(28.4)	(28.4)

Adjusted EBITDA, excluding foreign exchange, net	$129.0	$22.0	$(25.9)	$—	$125.1

Operating profit margin, as reported	4.2%	1.4%			1.8%

Adjusted operating profit margin	3.9%	2.0%			3.7%

Adjusted EBITDA margin	10.0%	8.2%			9.9%

Adjusted EBITDA margin, excluding foreign exchange, net	10.0%	8.2%			8.0%

TechnipFMC.com	Page 20 of 22

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	March 31,	December 31,	March 31,
	2023	2022	2022
Cash and cash equivalents	$522.3	$1,057.1	$1,203.0
Short-term debt and current portion of long-term debt	(385.0)	(367.3)	(281.8)
Long-term debt, less current portion	(1,005.7)	(999.3)	(1,723.3)
Net debt	$(868.4)	$(309.5)	$(802.1)

Net (debt) cash, is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net debt, or net cash, is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net (debt) cash should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 21 of 22

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended March 31,
	2023	2022
Cash provided (required) by operating activities from continuing operations	$(386.2)	$(329.4)
Capital expenditures	(57.3)	(27.3)
Free cash flow (deficit) from continuing operations	$(443.5)	$(356.7)

Free cash flow (deficit) from continuing operations, is a non-GAAP financial measure and is defined as cash provided (required) by operating activities less capital expenditures. Management uses this non-GAAP financial measure to evaluate our financial condition. We believe from continuing operations, free cash flow (deficit) from continuing operations is a meaningful financial measure that may assist investors in understanding our financial condition and results of operations.

TechnipFMC.com	Page 22 of 22